UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2011

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2011, Circor International, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), dated as of May 2, 2011, among the Company, as borrower, certain subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”), the lenders from time to time party thereto (the “Lenders”) and SunTrust Bank, as administrative agent, swing line lender and a letter of credit issuer. The Credit Agreement provides for a $300 million revolving line of credit as well as an option to increase the revolving line of credit by $150 million if certain conditions in the Credit Agreement are satisfied (the “Line of Credit”). The Line of Credit may be used to borrow revolving loans or, subject to certain limitations, to issue letters of credit on the Company’s behalf. The Line of Credit expires on the earlier of May 2, 2016 or the date on which it is terminated by the Company or the Lenders in accordance with the Credit Agreement, on which date all amounts outstanding under the Credit Agreement will be due. The Company may repay any borrowings under the Credit Agreement at any time, subject to certain restrictions stated in the Credit Agreement.

The Company’s previous revolving credit facility was governed by a Credit Agreement, dated as of July 29, 2009 (the “Prior Credit Agreement”), among the Company, as borrower, certain subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Keybank National Association, as joint-lead arranger, co-bookrunner and administrative agent, swing line lender and a letter of credit issuer. The Prior Credit Agreement, under which the Company had approximately $98 million outstanding, was terminated, as of May 2, 2011, and replaced by the Credit Agreement. As of the date of this current report, there was approximately $96 million outstanding under the Line of Credit. In addition, there were approximately $3.0 million of outstanding letters of credit issued under the Prior Credit Agreement, which shall automatically be deemed to constitute and continue as letters of credit issued under the Credit Agreement.

The borrowings under the Line of Credit bear interest and fees as set forth in the Credit Agreement. Under the Credit Agreement, the Company must comply with various financial and non-financial covenants. The financial covenants include a minimum interest coverage ratio and a maximum leverage ratio. The primary non-financial covenants include, but are not limited to, restrictions on the Company’s ability to conduct certain mergers or acquisitions, sell certain assets, incur certain future indebtedness or liens and make certain investments or loans. The Credit Agreement also includes events of default, including, without limitation, payment defaults, representation or warranty inaccuracies, covenant violations, cross-defaults to other agreements evidencing indebtedness for borrowed money, invalidity of certain loan documents relating to the Credit Agreement, certain judgments, bankruptcy and insolvency events and the occurrence of events constituting a change of control. The Lenders are entitled to accelerate repayment of the loans under the Credit Agreement upon the occurrence of any events of default under the Credit Agreement.

Each Subsidiary Guarantor absolutely and unconditionally guarantees all of the obligations under the Credit Agreement. Under certain circumstances, the Company and the Subsidiary Guarantors must pledge certain equity interests in the Subsidiary Guarantors.

Item 1.02	Termination of a Material Definitive Agreement.

See the disclosure under Item 1.01 above, which is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

By press release dated May 5, 2011, the Company announced its financial results for the three months ended April 3, 2011. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

In the press release and accompanying supplemental information, the Company uses the following non-GAAP financial measures: free cash flow, EBIT, EBITDA, adjusted operating income, and adjusted earnings per share (EPS). Management of the Company believes that free cash flow (defined as net cash flow from operating activities, less capital expenditures and dividends paid) is an important measure of its liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. We also believe this free cash flow definition does not have any material limitations. EBIT (defined as net income plus interest expense, net plus provision for income taxes), EBITDA (defined as net income plus interest expense, net, plus provision for income taxes, plus depreciation and amortization), adjusted operating income (defined as operating income, excluding the impact of Leslie asbestos and bankruptcy charges), and adjusted EPS (defined as earnings per common share, excluding Leslie asbestos and bankruptcy charges, net of tax) are provided because management believes these measurements are useful for investors and financial institutions to analyze and compare companies on the basis of operating performance. Free cash flow, EBIT, EBITDA, adjusted operating income, and adjusted EPS are not measurements for financial performance under GAAP and should not be construed as a substitute for cash flows, operating income, net income or earnings per share. Free cash flow, EBIT, EBITDA, adjusted operating income, and adjusted EPS as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of free cash flow, EBIT, EBITDA, adjusted operating income, and adjusted EPS to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms” which is included as an attachment to the press release.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure under Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release regarding Earnings, Dated May 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2011	CIRCOR INTERNATIONAL, INC.

/s/ Frederic M. Burditt
	By:	Frederic M. Burditt
	Title:	Vice President, Chief Financial Officer and Treasurer

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